Exhibit 15.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in registration statement No. 333-201716 on form S-8 of Kenon Holdings Ltd. of our report dated March 4, 2015 relating to the consolidated financial statements of Tower Semiconductor Ltd for the year ended December 31, 2014 (not presented separately herein) included in the annual report of Kenon Holdings Ltd. for the year ended December 31, 2016.

Sincerely,
Brightman Almagor Zohar & Co

Certified Public Accountants
A Member of Deloitte Touch Tohmatsu Limited
Tel Aviv, Israel
April 19, 2017